Exhibit 99.1
[ONEOK Logo]	News

March 15, 2006	Analyst Contact: Dan Harrison
918-588-7950 Media Contact: Lori Webster 918-588-7570

ONEOK to Present at Howard Weil Inc.'s

34th Annual Energy Conference

TULSA, Okla. -- March 15, 2006 -- ONEOK, Inc. (NYSE: OKE) will present at Howard Weil Inc.'s 34th Annual Energy Conference on Tuesday, March 21, 2006, in New Orleans, La., beginning at approximately 2:10 p.m. Central Standard Time.

David Kyle, chairman, president and chief executive officer of ONEOK, will conduct the presentation. A slide presentation will be accessible on March 21 at www.oneok.com.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is the majority general partner of Northern Border Partners, L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  ONEOK is a Fortune 500 company.

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